Filed under Rule 424(b)(3), Registration Statement No. 333-13160
Pricing Supplement No. 77 — Dated Monday, March 03 2003 (To: Prospectus Dated February 28, 2001 and Prospectus Supplement Dated June 08, 2001)

CUSIP	Principal		Gross	Net	Coupon	Coupon	Maturity	1st Coupon	1st Coupon	Survivor’s
Number	Amount	Resale Price	Concession	Proceeds	Rate	Frequency	Date	Date	Amount	Option

2338E8MA4	$2,180,000.00	100.000%	.400%	$2,171,280.00	2.650%	MONTHLY	03/15/2005	04/15/2003	$2.87	YES

Redemption Information: Non-Callable

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co. Inc., Comerica Securities, Edward D. Jones & Co., L.P., Fidelity Capital Markets, Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney, UBS PaineWebber

CUSIP	Principal		Gross	Net	Coupon	Coupon	Maturity	1st Coupon	1st Coupon	Survivor’s
Number	Amount	Resale Price	Concession	Proceeds	Rate	Frequency	Date	Date	Amount	Option

2338E8MB2	$4,185,000.00	100.000%	.625%	$4,158,843.75	3.200%	QUARTERLY	03/15/2006	06/15/2003	$8.80	YES

Redemption Information: Non-Callable

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co. Inc., Comerica Securities, Edward D. Jones & Co., L.P., Fidelity Capital Markets, Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney, UBS PaineWebber

CUSIP	Principal		Gross	Net	Coupon	Coupon	Maturity	1st Coupon	1st Coupon	Survivor’s
Number	Amount	Resale Price	Concession	Proceeds	Rate	Frequency	Date	Date	Amount	Option

2338E8MC0	$3,377,000.00	100.000%	1.000%	$3,343,230.00	4.200%	SEMI-ANNUAL	03/15/2008	09/15/2003	$22.05	YES

Redemption Information: Non-Callable

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co. Inc., Comerica Securities, Edward D. Jones & Co., L.P., Fidelity Capital Markets, Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney, UBS PaineWebber

CUSIP	Principal		Gross	Net	Coupon	Coupon	Maturity	1st Coupon	1st Coupon	Survivor’s
Number	Amount	Resale Price	Concession	Proceeds	Rate	Frequency	Date	Date	Amount	Option

2338E8MD8	$14,017,000.00	100.000%	2.000%	$13,736,660.00	6.250%	SEMI-ANNUAL	03/15/2018	09/15/2003	$32.81	YES

Redemption Information: Callable at 100.000% on 03/15/2006 and every coupon date thereafter.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co. Inc., Comerica Securities, Edward D. Jones & Co., L.P., Fidelity Capital Markets, Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney, UBS PaineWebber

DaimlerChrysler North America Holding Corporation

$4,000,000,000.00
DaimlerChrysler North America InterNotes

Trade Date: Monday, March 03, 2003 @ 12:00 PM ET
Settle Date: Thursday, March 06, 2003
Minimum Denomination/Increments: $1,000.00/$1,000.00
Initial trades settle flat and clear SDFS: DTC Book Entry only
DTC Number 0262 via BNY Clearing Services, LLC

§ If the maturity date or an interest payment date for any note is not a business day (as term is defined in prospectus), principal, premium, if any, and interest for that note is paid on the next business day, and no interest will accrue from, and after, the maturity date or interest payment date.

InterNotes® is the trade mark of INCAPITAL, LLC. All Rights Reserved.